Exhibit 99.1

FOR IMMEDIATE RELEASE
May 10, 2017	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q2 RESULTS
Bad Daddy’s Same Store Sales Increase 3.2%
Good Times’ Same Store Sales Increase 0.5% Net of Remodel Closures
Total Revenues +19% with Restaurant Level Operating Profit +16% in Q2*
Conference Call Wednesday, May 10, 2017, at 3:00 p.m. MST/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the second fiscal quarter ended March 28, 2017.

Key highlights of the Company’s financial results include:

•
Same store sales for company-owned Good Times restaurants increased 0.1% for the quarter on top of last year’s increase of 0.5%.  Excluding the days that the Good Times’ restaurants were closed for kitchen remodels to add new production line equipment, same store sales increased 0.5% for the quarter.  Year to date, same store sales decreased 0.2% versus last year’s increase of 2.6%.

•
Same store sales for company-owned Bad Daddy’s restaurants increased 3.2% for the quarter on top of last year’s increase of 1.9%.  Year to date, same store sales increased 2.6% versus last year’s increase of 4.0%.

•	Total revenues increased 19% to $18,239,000 for the quarter.

•
The Company opened one new Bad Daddy’s restaurant during the quarter and has opened one additional restaurant after the quarter ended for a total of three new Bad Daddy’s restaurants opened so far in fiscal 2017 and expects five more to open by fiscal year end.

•	The Company opened one new Good Times restaurant during the quarter.

•
Sales for the Bad Daddy’s restaurants for the quarter increased 33% versus last year to $11,187,000 and Restaurant Level Operating Profit (a non-GAAP measure) increased 35% to $1,803,000 or 16.1% as a percent of sales*.

•	Adjusted EBITDA (a non-GAAP measure) for the quarter was $619,000 versus $639,000 last year*.

•	The Company ended the quarter with $4.8 million in cash and $1.4 million of long-term debt.

Boyd Hoback, President & CEO said “We are very pleased with both our same store sales trends and the sales from our new restaurants.  As a result, we remain confident in our expectations for our same store sales and operating margins, as we’ve seen some acceleration in Good Times’ sales subsequent to the quarter’s end from the rollout of our Better Burger and West Coast Burger initiatives. Our most recent store openings’ sales in both brands have exceeded our expectations, including the new Good Times restaurant that has set sales records for any Good Times restaurant and our two newest Bad Daddy’s that look like they will both settle in above our average restaurant sales and above our target of $2.5 million. We are also on track for five new Bad Daddy’s to open in May, June, August and September and are building our pipeline for fiscal 2018.”

Fiscal 2017 Outlook:

The Company reiterated the following guidance for fiscal 2017:

•	Total revenues of approximately $78 million to $80 million with a year-end revenue run rate of approximately $92 million to $94 million

•	Total revenue estimates assume same store sales of approximately +3% to +3.5% for Good Times and +1% to +2% for Bad Daddy’s in Q3 and Q4

•	General and administrative expenses of approximately $7.0 million, including approximately $800,000 of non-cash equity compensation expense

•	The opening of a total of 8 new Bad Daddy’s restaurants (including 2 joint venture units) and 1 new Good Times restaurant

•	Total Adjusted EBITDA* of approximately $4.0 million to $4.5 million

•	Restaurant pre-opening expenses of approximately $3 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $12 million including approximately $2 million related to fiscal 2018 development

•	Fiscal year end long term debt of approximately $6 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its second quarter 2017 financial results on Wednesday, May 10 at 3:00 p.m. MT/5:00 p.m. ET.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.
The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, in its wholly owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 38 restaurants.

GTIM owns, operates, franchises and licenses 21 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2016 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Second Quarter		Year To Date
Statement of Operations	2017	2016	2017	2016
Net revenues:
	$18,077	$15,141	$34,463	$28,797
	162	177	331	359
	18,239	15,310	34,797	29,156
Restaurant Operating Costs:
Food and packaging costs	5,614	4,785	10,769	9,290
Payroll and other employee benefit costs	6,675	5,394	12,670	10,166
Restaurant occupancy costs	1,429	1,231	2,723	2,294
Other restaurant operating costs	1,579	1,332	3,107	2,583
Royalty expense	0	0	0	0
New store preopening costs	567	576	918	1,301
Depreciation and amortization	703	549	1,333	1,008
Total restaurant operating costs	16,567	13,867	31,520	26,642
General and administrative costs	1,746	1,510	3,391	3,116
Advertising costs	431	352	843	718
Franchise costs	28	27	52	54
Gain on restaurant asset sale	(5)	(7)	(11)	(12)
Loss from operations	(528)	(431)	(1,001)	(731)
Other income (expense):
Interest income (expense), net	(36)	(36)	(56)	(66)
Total other income (expense), net	(36)	(36)	(56)	(66)
Net loss	$(564)	$(467)	$(1,057)	$(1,428)
Income attributable to non-controlling interest	(147)	(206)	(287)	(369)
Net loss attributable to Good Times Restaurants Inc.	$(711)	$(673)	$(1,344)	$(1,797)
Basic and diluted loss per share	$(0.06)	$(0.05)	$(0.11)	$(0.15)
Basic and diluted weighted average common shares outstanding	12,298	12,263	12,293	12,262

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands)

	Mar. 28, 2017	Sep. 27, 2016
Balance Sheet Data
Cash & cash equivalents	$4,828	$6,330
Current assets	6,843	7,793
Property and Equipment, net	24,122	19,692
Other assets	19,347	19,392
Total assets	$50,312	$46,877

Current liabilities, including capital lease obligations and long-term debt due within one year	7,115	5,122
Long-term debt due after one year	1,448	19
Other liabilities	4,709	3,938
Total liabilities	$13,272	$9,079
Stockholders’ equity	$37,040	$37,798

Supplemental Information:
	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Second Quarter		Year To Date		Second Quarter		Year To Date
	2017	2016	2017	2016	2017	2016	2017	2016
Restaurant Sales (in thousands)	$6,890	$6,700	$13,765	$13,647	$11,187	$8,441	$20,698	$15,150
Restaurants open during period	1	0	1	0	1	2	2	4
Restaurants open at period end	28	27	28	27	18	14	18	14
Restaurant operating weeks	353.3	351.0	704.3	705.9	231.3	175.0	441.3	320.3
Average weekly sales per restaurant (in thousands)	$19.5	$19.1	$19.5	$19.3	$48.4	$48.2	$46.9	$47.3

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------Fiscal Second Quarter---------------------------------------------------------------
	2017		2016		2017		2016		2017	2016
Restaurant Sales	$6,890	100.0%	$6,700	100.0%	$11,187	100.0%	$8,441	100.0%	$18,077	$15,141
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,187	31.7%	2,124	31.7%	3,427	30.6%	2,661	31.5%	5,614	4,785
Payroll and other employee benefit costs	2,462	35.7%	2,283	34.1%	4,213	37.7%	3,111	36.9%	6,675	5,394
Restaurant occupancy costs	716	10.4%	692	10.3%	713	6.4%	539	6.4%	1,429	1,231
Other restaurant operating costs	548	8.0%	538	8.0%	1,031	9.2%	794	9.4%	1,579	1,332
Restaurant-level operating profit	$977	14.2%	$1,063	15.9%	$1,803	16.1%	$1,336	15.8%	2,780	2,399
Franchise royalty income, net									162	177
Deduct - Other operating:
Depreciation and amortization									703	549
General and administrative									1,746	1,510
Advertising costs									431	352
Franchise costs									28	27
Gain on restaurant asset sale									(5)	(7)
Preopening costs									567	576
Total other operating									3,470	3,007
Loss from Operations									$(528)	$(431)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------------Year To Date------- ---------------------------------------------------------
	2017		2016		2017		2016		2017	2016
Restaurant Sales	$13,765	100.0%	$13,647	100.0%	$20,698	100.0%	$15,150	100.0%	$34,463	$28,797
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	4,399	32.0%	4,437	32.5%	6,370	30.8%	4,853	32.0%	10,769	9,290
Payroll and other employee benefit costs	4,860	35.3%	4,582	33.6%	7,810	37.7%	5,584	36.9%	12,670	10,166
Restaurant occupancy costs	1,382	10.0%	1,349	9.9%	1,341	6.5%	945	6.2%	2,723	2,294
Other restaurant operating costs	1,153	8.4%	1,126	8.3%	1,954	9.4%	1,457	9.6%	3,107	2,583
Restaurant-level operating profit	$1,971	14.3%	$2,153	15.8%	$3,223	15.6%	$2,331	15.3%	5,194	4,464
Franchise royalty income, net									331	359
Deduct - Other operating:
Depreciation and amortization									1,333	1,008
General and administrative									3,391	3,116
Advertising costs									843	718
Franchise costs									52	54
Gain on restaurant asset sale									(11)	(12)
Preopening costs									918	1,301
Total other operating									6,526	6,185
Loss from Operations									$(1,001)	$(1,362)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues, as opposed to total revenues.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal second quarters and year to date for fiscal 2017 and fiscal 2016, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.
	Second Quarter		Year To Date
	2017	2016	2017	2016
Net loss as reported	$(711)	$(673)	$(1,344)	$(1,797)
Adjustments to net loss:
Depreciation and amortization	672	520	1,274	947
Interest expense, net	37	36	57	66
EBITDA	$(2)	$(117)	$(13)	$(784)
Preopening costs	431	576	713	1,301
Non-cash stock based compensation	205	177	404	355
GAAP rent in excess of cash rent	(11)	10	(16)	24
Non-cash disposal of assets	(4)	(7)	(11)	(12)
Adjusted EBITDA	$619	$639	$1,077	$884

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.